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                                                                   EXHIBIT 23.1


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 25, 1997 included in Dart Group Corporation's Form 10-K for the year ended January 31, 1997 and to all references to our Firm included in this registration statement.

                                                   /s/ Arthur Andersen LLP

Washington, D.C.
March 20, 1998





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